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                                                                   Exhibit 10.26

                          INCOME TAX SHARING AGREEMENT

            THIS INCOME TAX SHARING AGREEMENT ("Agreement"), made this 29th day of October 1999, by and among PF.NET HOLDINGS, LIMITED, a Delaware corporation ("Holdings") and PF.NET CORP., a Delaware corporation ("Intermediate Holdings").

            WHEREAS, Intermediate Holdings is a wholly-owned subsidiary of Holdings;

            WHEREAS, Holdings and Intermediate Holdings are members of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which Holdings is the common parent corporation (the "PF.Net Group"); and

            WHEREAS, Holdings and Intermediate Holdings desire to provide for the sharing and allocation of income taxes in accordance with this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

            1.    FILING OF RETURNS.

                  Intermediate Holdings, on behalf of itself and each of its subsidiaries, consents to the filing by Holdings of consolidated federal income tax returns for all taxable periods in which it is eligible to be a member of the PF.Net Group. Holdings agrees to file such consents, elections, tax returns and other documents, and to take such other actions as may be necessary or appropriate to file a consolidated federal income tax return for each taxable period for which the PF.Net Group is required or permitted to file a consolidated federal income tax return. Any taxable period ending after the date of this Agreement for which Intermediate Holdings is included in a consolidated federal income tax return filed by the PF.Net Group is referred to herein as a "Consolidated Return Year."

            2.    PAYMENT OF CONSOLIDATED TAX LIABILITY.

                  Holdings shall pay the consolidated Federal income tax liability of the PF.Net Group for each taxable year for which it files consolidated returns for the PF.Net Group at such time and in such manner as such payments may be required. Holdings shall indemnify and hold Intermediate Holdings and each of it subsidiaries harmless from and against any claims of liability for Federal income tax, interest and penalties thereon (other than interest and penalties attributable to information supplied by Intermediate Holdings or any of its subsidiaries) with respect to all Consolidated Return Years, except to the extent that Intermediate Holdings or any of its subsidiaries has failed to make a payment in respect of such liability that it is obligated to make under the provisions of this Agreement.


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            3.    SHARING AND SETTLEMENT OF U.S. FEDERAL CONSOLIDATED INCOME
                  TAXES.

                  For each Consolidated Return Year, (a) Intermediate Holdings shall pay to Holdings an amount equal to the separate return liability of Intermediate Holdings for the taxable year, if any; and (b) Holdings shall pay to Intermediate Holdings an amount equal to the excess for the taxable year of the separate return liability of Holdings, if any, over the consolidated Federal income tax liability of the PF.Net Group, if any.

                  The separate return liability of Intermediate Holdings and the separate return liability of Holdings for a taxable year shall be the Federal income tax liability such corporation would have had for such year had it filed a separate Federal income tax return or, if it has any subsidiaries, had it filed a consolidated Federal income tax return as the common parent of an affiliated group of corporations that included each corporation eligible to be included therein except, in the case of the Holdings, for Intermediate Holdings and any subsidiary of Intermediate Holdings. The separate return liability of Intermediate Holdings and the separate return liability of Holdings for a taxable year shall be computed
      (i) to the extent permitted by law, as though such corporation and its subsidiaries had used such accounting methods and principles and made such tax elections as were used or made by Holdings in determining the federal income tax liability of the PF.Net Group, (ii) without regard to any carryovers to such taxable year that were utilized in determining the consolidated Federal income tax liability of the PF.Net Group in another year and (iii) by eliminating from taxable income any payments from Holdings or Intermediate Holdings under this agreement and, in the case of Holdings, any dividends from Intermediate Holdings.

            4.    SUBSEQUENT RETURN ADJUSTMENTS

                  In the event a consolidated federal income tax return for a Consolidated Return Year is amended or adjusted (whether by reason of the filing of an amended return, a claim for refund, an audit adjustment or otherwise), the tax liabilities and benefits of Holdings and Intermediate Holdings will be redetermined, adjusted and settled on a basis consistent with Sections 2 and 3 of this Agreement. Payments reflecting such redeterminations or adjustments shall be made at the time the amended return or refund claim is filed or, in the case of an audit adjustment, upon the earlier to occur of (a) the date a settlement is entered into with the taxing authority, (b) the date a decision of a court having jurisdiction in the matter becomes final and is not subject to appeal, or
      (c) the date a tax payment is made with respect to the adjustment.

            5.    INTEREST RECEIVED FROM THE IRS.

                  If any interest is received from the United Sates with respect any Consolidated Return Year, such interest shall be paid by paid by Holdings to the corporation(s) included with the PF.Net Group to which the interest is fairly attributable.


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            6.    BILLING.

                  The monetary obligations of Holdings and Intermediate Holdings under this Agreement shall be paid at least ten (10) days prior to the date the related taxes are payable, whether for estimated taxes or otherwise (or, if no taxes are payable, the date of filing by Holdings of the consolidated Federal income tax return for the PF.Net Group), and upon execution of this Agreement for taxes due prior to the date of this Agreement ("Execution Payment"). Late payments (if any) shall bear an annual rate of interest equal to the statutory rate of interest for the underpayment of taxes then in effect from the date such payments are due.

            7.    PROCEDURAL MATTERS.

                  So long as any party to this Agreement remains part of the PF.Net Group for federal income tax purposes, Holdings will prepare and file the consolidated returns, along with any other documents or statements that are required to be filed with the taxing authorities for U.S. federal income tax purposes related to consolidated returns. The parties hereto acknowledge that, with respect to consolidated tax returns which they have filed or will file, Holdings has the right, in its sole discretion, to:

            (a)   determine:

                  (i) the manner in which such returns, documents or statements are prepared and filed including, without limitation, the manner in which any item of income gain, loss, deduction or credit shall be reported;

                  (ii) the manner in which the consolidated tax liability will be allocated for the purpose of determining the taxable earnings and profits of each corporation;

                  (iii) whether any extensions may be requested; and

                  (iv) the elections that are made by any corporation included in PF.Net Group's consolidated returns;

            (b) contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of such returns by the taxing authorities;

            (c) file, prosecute, compromise or settle any claim for refund; and

            (d) determine whether any refunds to which Holdings or its subsidiaries may be entitled are paid by way of refund or credited against the tax liability of PF.Net Group.

      Without limiting its rights and obligations, Intermediate Holdings hereby irrevocably appoints Holdings as its agent and attorney-in-fact to take such action (including the


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      execution of documents) as Holdings may deem appropriate to effect the foregoing.

            8.    STATE, LOCAL OR FOREIGN INCOME TAXES.

                  In the event Holdings files combined, unitary or consolidated state, local or foreign income tax returns with Intermediate Holdings and any of its subsidiaries, the provisions of this Agreement shall be applicable, mutatis mutandis, as if such combined, unitary or consolidated income tax returns filed were consolidated federal income tax returns.

            9.    NO OTHER TAX SHARING OBLIGATIONS.

                  No tax sharing obligations between the parties to this Agreement shall arise out of any taxes other than those taxes referred to in this Agreement.

            10.   MISCELLANEOUS PROVISIONS.

            (a) NOTICES. Notices and other communications with respect to this Agreement shall be in writing and shall be delivered by hand or overnight courier service, or sent by telecopy. Unless other addresses or telecopy numbers are specified in writing pursuant to this Section 10(a) to each party to this Agreement, such notices or other communications shall be sent to the following addresses or telecopy numbers, as the case may be:

            (i)   if to Holdings, to it at:

                  PF.Net Holdings, Limited
                  1625 B. Street
                  Washugal, Washington 98671
                  Attn.: John Warta
                  Telephone: 360-835-9170
                  Telecopy: 360-835-8050
            (ii)  if to Intermediate Holdings, to it at:

                  PF.Net Corp.
                  1625 B. Street
                  Washugal, Washington 98671
                  Attn.: John Warta
                  Telephone: 360-835-9170
                  Telecopy: 360-835-8050

            (b) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of Holdings and Intermediate Holdings shall cause their respective affiliates to carry out any obligation of such affiliate specified herein.


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            (c) GOVERNING LAW. The parties hereto hereby agree that this
      Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any other applicable conflict of law provision.

            (d) WAIVERS; AMENDMENT; MODIFICATION. Neither this Agreement nor any provision hereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by all the parties hereto.

            (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

            (f) SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract.

            (h) FURTHER ACTIONS. The parties will execute and deliver such further instruments and do such further acts and things (including, without limitation, by causing their subsidiaries, if any, to do such acts and things) as may be required to carry out the intent and purposes of this Agreement.

                        [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the undersigned parties have caused this
Agreement to be executed as of the date first above written.

                             PF.NET HOLDINGS, LIMITED


                             By  /s/  Stephen Irwin
                                -----------------------------------------------
                             Name: Stephen Irwin
                             Title: Vice Chairman and Executive Vice President



                             PF.NET CORP.


                             By  /s/  Stephen Irwin
                                -----------------------------------------------
                             Name: Stephen Irwin
                             Title: Vice Chairman and Executive Vice President


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